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FIFTH THIRD BANK AUTO RECEIVABLES TRUST 1996-B                                                                    EXHIBIT 20
Monthly Statement to Certificateholders
Servicer:  The Fifth Third Bank
Trustee:  Harris Trust and Savings Bank
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                                                Collection Period:                         1-May-98                  31-May-98
                                                Distribution Date:                        15-Jun-98

                                                                                                                 Per $1,000 of
                                                                                                                   Original
Statement for Class A and Class B Certificateholders Pursuant                                                   Class A/Class B
  to Section 4.7 of the Pooling and Servicing Agreement                                                        Certificate Amount
                                                                                                               ------------------
(i)    Principal Distribution
           Class A Certificate Amount                                               $   8,480,867.23               $22.09457285
           Class B Certificate Amount                                               $     638,344.84               $22.09417278

(ii)   Interest Distribution
           Class A Certificate Amount                                               $     766,672.04               $ 1.99735366
           Class B Certificate Amount                                               $      59,946.10               $ 2.07483386

(iii)  Servicing Fee                                                                $     127,811.06               $ 0.30966789

(iv)   Class A Certificate Balance (after principal distributions)                  $ 134,155,791.06
       Class A Pool Factor (after principal distributions)                                 0.3495061
       Class B Certificate Balance (after principal distributions)                  $  10,098,270.64
       Class B Pool Factor (after principal distributions)                                 0.3495179

(v)    Total Pool Balance (end of Collection Period)                                $ 144,254,061.74

                                                                                  Current Period                 Cumulative
                                                                                --------------------         ------------------

(vi)   Defaulted Receivables                                                        $     191,501.10             $ 6,009,473.04
       Liquidation Proceeds                                                               199,492.82               2,497,609.69
                                                                                ====================         ==================
       Aggregate Net Losses                                                         $      (7,991.72)            $ 3,511,863.35
                                                                                ====================         ==================

(vii)  Aggregate Principal Balance of Receivables
         Repurchased by Seller or Servicer:
           Principal Portion                                                        $             -
           Interest Portion                                                         $             -

(viii) Class A Interest Carryover Shortfall                                         $             -
       Class B Interest Carryover Shortfall                                         $             -
       Class A Principal Carryover Shortfall                                        $             -
       Class B Principal Carryover Shortfall                                        $             -

(ix) Reserve Account Balance (after giving effect to payments made
           on the Distribution Date)                                                $   7,212,703.09

(x) Specified Reserve Account Balance (after giving effect to payments
           made on the Distribution Date)                                           $   7,212,703.09


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